DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND

Meeting of Stockholders
Scheduled for Tuesday, August 2, 1994


C O R R E C T I O N


          As set forth in its Fund Exhibit, the investment advisory fee payable by Dreyfus Massachusetts Municipal Money Market Fund to The Dreyfus Corporation is .50 of 1% of the value of the Fund's average daily net assets. This fee has remained the same since the Fund's inception and no change is being recommended. Exhibit A to the Combined Proxy Statement, which inadvertently listed a different fee amount, is revised accordingly.